Exhibit 99.1

Environmental Power Corporation Subsidiary Microgy, Inc. Announces Management Change

Portsmouth, New Hampshire – March 17, 2006. Microgy, Inc., a subsidiary of Environmental Power Corporation (AMEX: EPG), announced the departure of Randall L. Hull, its President, and the appointment of Donald A. (“Andy”) Livingston to serve as acting President during the search for Mr. Hull’s replacement.

In commenting on the announcement, Kam Tejwani, President and CEO of Environmental Power, stated, “We appreciate Mr. Hull’s service, but felt that it was time to make a change. We believe Microgy has exceptional opportunities before it that represent the platform for its future growth. Microgy’s momentum has moved it to another level that will require strong leadership with a full focus on the execution of these opportunities. Construction is underway on the first multi-digester project to produce pipeline-grade methane at Huckabay Ridge, construction work is expected to begin in the near future on a similar project at Mission Dairy, permitting is proceeding at the Gallo-Columbard project, negotiations and engineering are underway with Swift & Company and several other opportunities are in various stages of development.”

Mr. Tejwani continued, “We intend to conduct, and have already initiated, a thorough search for a candidate with the leadership qualities and vision we require. In the meantime, we have asked Andy Livingston, one of our co-founders and our Executive Vice President, to step back into his former role as President of Microgy on an interim basis. Andy has over 20 years of experience in developing, constructing and operating millions of dollars worth of energy producing assets and a proven record of leadership and success, including having spearheaded Microgy’s pipeline gas initiatives and the related efforts securing the Huckabay Ridge and Mission Dairy projects.”

Mr. Livingston said, “I believe that Microgy has great momentum and many talented managers and staff to sustain and build it. I am pleased to extend my management role as we search for an individual who believes in Microgy’s mission and has the leadership qualities and vision to make it a reality.”

ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation is a developer, owner and operator of renewable energy production facilities. Its principal operating subsidiary, Microgy, Inc., holds an exclusive license in North America for the development and deployment of a proprietary anaerobic digestion technology for the extraction of methane gas from animal wastes for its use to generate energy. For more information visit the Company’s web site at www.environmentalpower.com.

CAUTIONARY STATEMENT

The Private Securities Litigation Reform Act of 1995, referred to as the PSLRA, provides a “safe harbor” for forward-looking statements. Certain statements contained in this press release, such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue,” “targets” “proposed,” and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward-looking statements as such term is defined in the PSLRA. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: uncertainties involving development-stage companies; uncertainties regarding project financing, the lack of binding commitments and/or the need to negotiate and execute definitive agreements for the construction and financing of projects, the sale of project output, the supply of substrate and other requirements and for other matters; financing and cash flow requirements and uncertainties; inexperience with the development of multi-digester projects; risks relating to fluctuations in the price of commodity fuels like natural gas, and our inexperience with managing such risks; difficulties involved in developing and executing a business plan; difficulties and uncertainties regarding acquisitions; technological uncertainties; including those relating to competing products and technologies; risks relating to managing and integrating acquired businesses; unpredictable developments; including plant outages and repair requirements; the difficulty of estimating construction, development, repair and maintenance costs and timeframes; the uncertainties involved in estimating insurance and implied warranty recoveries, if any; the inability to predict the course or outcome of any negotiations with parties involved with our projects; uncertainties relating to general economic and industry conditions, and the amount and rate of growth in expenses; uncertainties relating to government and regulatory policies and the legal environment; uncertainties relating to the availability of tax credits, deductions, rebates and similar incentives; intellectual property issues; the competitive environment in which Environmental Power Corporation and its subsidiaries operate and other factors, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, well as in other filings we make with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT

Kam Tejwani of Environmental Power Corporation,

+1-603-431-1780

ktejwani@environmentalpower.com; or

Investor Relations, John Baldissera of BPC

Financial Marketing for Environmental Power Corporation,

1-800-368-1217